UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2000

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-31353	88-0404186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit 1, 3071 No. 5 Road Richmond, B.C., Canada	V6X 2T4
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 718-2188

(Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets

General

On December 31, 2000, we completed the purchase of all of the assets of Second Pharmacy Factory of Yancheng City, ("Second Pharmacy"), a Chinese corporation. The assets were purchased from The People's Government of JianWu County, JiangSu Province, the People's Republic of China. The purchase was completed pursuant to the terms of an Acquisition and Investment Agreement dated September 12, 2000, a copy of which is attached to this report on Form 8K as an exhibit.

In accordance with the Acquisition and Investment Agreement, the purchase price was a total of RMB14,000,000.00 (approximately US $1,690,000.00 based upon current exchange rates), which was paid in cash in two installments, plus assumption of liabilities totaling approximately RMB400,000 (approximately US $48,000). The first cash installment totaling RMB3,000,000.00 (approximately US $362,000) , was paid on September 18, 2000. The second cash installment of RMB11,000,000.00 (approximately US $1,328,000) was paid in two parts, on November 22 and November 28, 2000.

The purchase price for the assets of Second Pharmacy was determined through arms length negotiation with the seller. Neither we, nor any of our officers, directors or affiliates, had any material pre-existing relationship with the seller.

The cash purchase price for the assets of Second Pharmacy was paid on our behalf by Xin Chen, one of our principal shareholders. These payments were part of a total of $5,000,000 US which Mr. Chen paid or advanced on our behalf during the fiscal year ending December 31, 2000. The funds advanced by Mr. Chen were used for a variety of purposes including being used in part for purchase of the assets of Second Pharmacy and in part for purchase of all of the issued and outstanding stock Tian'an Investments Limited, a British Virgin Islands Corporation (which was completed on or about December 21, 2000 and described in a report on Form 8K dated December 21, 2000). The advances made on our behalf by Mr. Chen were initially treated as a loan. However, on December 31, 2000, Mr. Chen agreed to convert his loan to an equity investment, and our Board of Directors authorized the issuance of shares of common stock and warrants to Mr. Chen in full satisfaction of this loan. (See ITEM 5. Other Events).

As more fully described below, the assets of Second Pharmacy consist primarily of an automated assembly line used for the production of various pharmaceutical products. It is our intention, following purchase of these assets, to continue to use them for the production of pharmaceutical products and to seek to expand and improve the operations.

In addition to payment of the initial purchase price of RMB14,000,000 for purchase of the existing assets of Second Pharmacy, the Acquisition and Investment Agreement contemplates that during the next three years we will invest an additional sum of RMB14,000,000 in fixed assets, technological improvements, research and development and marketing in order to improve and expand the operations of Second Pharmacy. In return for our commitment to make this additional capital investment, the seller, The People's Government of JianWu County, JiangSu Province, the People's Republic of China agreed to grant us various incentives, including rent free occupancy of certain new plant space for 50 years, an agreement to refund certain Value Added Tax for 3 years, a 100% exemption from income taxes for three years commencing in 2001, a 50% exemption from income taxes for an additional 3 years thereafter, an exemption from the Industrial and Commercial Administration Charge and other industry fees for one year, and an exemption from a variety of other fees and surcharges during the period that the new plant space is under construction.

Forward Looking Statements

All statements contained in the following description of the business of Second Pharmacy which are not statements of historical fact are what are known as "forward looking statements," which are basically statements about the future, and which for that reason, involve risk and uncertainty, since no one can accurately predict the future. Words such as "plans," "intends," "will," "hopes," "seeks," "anticipates," "expects," "goal" and "objective" often identify such forward looking statements, but are not the only indication that a statement is a forward looking statement. Such forward looking statements include statements of our plans and objectives with respect to the present and future operations of the plant facilities and equipment purchased from Second Pharmacy, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause us to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits. Such factors and future events include, but are not limited to, the factors and future events which are described below under "Background and Business of Second Pharmacy."

Background and Business of Second Pharmacy

Second Pharmacy Factory of Yancheng City is a medical manufacturing plant located in Jiangsu Province. It was incorporated in 1971 under the laws of China. The factory produces both pharmaceutical active ingredients and pharmaceutical preparations including chemically combined pharmaceutical active ingredients, tablets, capsules, syrups, infusion solutions and tincture solutions. Currently, it produces over 100 products, and is capable of manufacturing North American standard products.

The factory has installed a high quality, high capacity and highly automated assembly line and equipment to expand production capacity and scope. The factory has been honored on several occasions for the quality of its products. Among the honors it has received are the "Excellent Enterprise of Medicine Business in Jiangsu," "the Top Ten Enterprise in Jiangsu," "the Second Star Enterprise of Yancheng," "National Good Credit Products," "Good Quality Products," and "Famous Brand of Yancheng."

The factory area is 20,000 M2, with 15,000 M2 of building space. It employs 410 people,

more than 1/4 of whom are technicians. The Second Factory's fixed assets include an advanced production line, an infusion production line with a capacity of 9 million bottles per year, and a capsule product line capable of producing 5 million capsules per year. It maintains a consistent program of advanced research and development, and its assay center has various testing capabilities and a sound quality assurance system. The Second Factory has four sales departments and four branch offices and its sells product throughout China. It has the capacity and expertise to produce North American products under license.

Following our purchase of the assets of Second Pharmacy, we took control of its business operations. At that time, we appointed Mr. Xin Chen as the new General Manager, but otherwise retained all remaining management employees. It is our intention to use the facilities and employees of Second Pharmacy to continue to produce its current product line and to expand its production to include additional health products. We also intend to expand the research and development operations conducted at the Second Pharmacy facility and to seek to increase the sales volume for the products manufactured at the Second Pharmacy facility by expanding the sales team and linking it with TZF's existing marketing platform.

ITEM 5. Other Events

During the fiscal year ending December 31, 2000, Mr. Xin Chen, who is one of our principal shareholders, and is Chairman of our Board of Directors, advanced a total of $5,000,000 on our behalf. These funds were used in part for purchase of the assets of Second Pharmacy, as described above, and in part for purchase of all of the issued and outstanding stock of Tian'an Investments Limited, a British Virgin Islands Corporation (which was completed on or about December 21, 2000 and described in a report on Form 8K dated December 21, 2000).

The advances made on our behalf by Mr. Chen were initially recorded on our books as a loan. However, on December 31, 2000, we reached an agreement with Mr. Chen to convert this loan to an equity investment through the issuance to him of 10,000,000 shares of common stock and warrants to purchase an additional 10,000,000 shares of common stock at any time during the next two years.

The 10,000,000 shares issued to Mr. Chen in cancellation of his loan were valued at approximately $0.75 CDN per share (or $0.50 US). The warrants issued to Mr. Chen entitle him to purchase up to an additional 10,000,000 shares of common stock at a price of $1.50 CDN per share (approximately $1.00 US per share) at any time prior to December 31, 2001, and at a price of $2.50 CDN per share (approximately $1.67 US per share) at any time during calendar year 2002. The warrants expire if not exercised prior to December 31, 2002.

Prior to the conversion of Mr. Chen's loan to an equity investment, we had a total of approximately 25,657,309 shares of common stock issued and outstanding, of which Mr. Chen owned 5,100,000 shares, or approximately 19.87%. Following the loan conversion, we had a total of approximately 35,657,309 shares issued and outstanding, of which Mr. Chen owned 15,100,000 shares, or approximately 42.35%.

ITEM 7. Financial Statements and Exhibits

a) Financial statements of the business acquired.

The financial statements of Second Pharmacy Factory of Yancheng City which are required to be filed as part of this Current Report on Form 8K are not currently available. Such financial statements shall be filed by amendment to this report on Form 8K not later than March 16, 2001 (which is 60 days after the due date of this initial report).

(b) Pro forma financial information.

The pro forma consolidated financial information regarding the Company and Second Pharmacy Factory of Yancheng City which is required to be filed as part of this Current Report on Form 8K is not currently available. Such financial information shall be filed by amendment to this report on Form 8K not later than March 16, 2001 (which is 60 days after the due date of this initial report).

(c) Exhibits

The following exhibits are filed as part of this Current Report on Form 8K:

2.1 Acquisition and Investment Agreement, dated September 12, 2000, between the Company and The People's Government of JianWu County, JiangSu Province, the People's Republic of China.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

By:/S/ JOHNSON CHUNG YU

Johnson Chung Yu, President

Date: January 15, 2001

Exhibit 2.1 - Acquisition and Investment Agreement, dated September 12, 2000, between the Company and The People's Government of Jian Wu County.

ACQUISITION AND INVESTMENT AGREEMENT

Party A: The People's Government of JianWu County, JiangSu Province, the People's Republic of China

Party B: T.Z.F. International Herbs Investment Inc.

Legal Representative: Xin Chen

Based on the consultations and negotiations between Party A and Party B on Party B's investment in the Second Pharmacy Factory of Yancheng City (hereafter called "Second Pharmacy"), and based on the site inspections and investigations by the parties, the parties hereto have reached the following agreement:

1. Form of Investment: Party A hereby agrees to Party B's acquisition of all the assets of the Second Pharmacy, and the Party B hereby agrees to make an investment in an amount of RMB 40,000,000 to the Second Pharmacy in its fixed assets in the new plant area of the Second Pharmacy. The investment will be used for the purpose referred hereunder and will be supervised by the parties.

2. Purpose of Investment: Pharmaceuticals manufacturing.

3. Party B shall be responsible for all the credit or liabilities recorded in the books of the Second Pharmacy as at August 31, 2000 (It is understood that other than a RMB 400,000 as security, there are no any other obligations or liabilities).

4. Party B shall continue the employment of all employees registered as at August 31, 2000 (468 people in total).

5. Party B shall be entitled to all the products, trademark and other intangible assets of the Second Pharmacy.

6. Party A hereby agrees that the 68.8 Chinese acres of new plant space of the Second Pharmacy as a replacement of the existing plant space shall be used and occupied by the Second Pharmacy free from any rent for 50 years commencing the year 2000. Party A shall be responsible for obtaining the land use certificate within 60 days from the date of Party B's initial payment of RMB 3,000,000. Without the consent of Party A, the land use right shall not be transferred or assigned and the use of the land shall not be changed.

7. Party A specifically agrees that within a month from the date of the full payment of the RMB 14,000,000 by Party B and upon investment of 75% or more of the funds so received into the fixed assets of the Second Pharmacy so that the new plant of the Second Pharmacy is ready for full operation, Party A shall complete the legal procedure to transfer to Party B all the assets as shown and recorded on the books of the Second Pharmacy.

8. Party A undertakes to accord the Second Pharmacy with the following favorable policies and to complete all the necessary procedure to effect such policies once Party B has made the full investment:

(1) Using the actual figures of 1999 as the base number, for that portion of the increased Value Added Tax to be retained by the County, such portion of the Value Added Tax so retained shall be returned to the Second Pharmacy on an annual basis for three years, to be received by the Second Pharmacy on or before March 1 of the following year.

(2) The income tax payable by the Second Pharmacy shall be exempted for 3 years commencing 2001 and thereafter payable at 50% of the applicable tax rate for 3 years. Subject to the approval of the authorities, the 50% reduction in tax rate may continue for a further 3 to 5 years.

(3) Income tax for the remainder of the year after the signing of this Agreement shall be exempted.

(4) The rate for fixed assets adjustment tax shall be 0.

(5) Industrial and Commercial Administration Charge and other industry fees and charges shall be exempted for a year.

(6) During the construction period, water resources charge, urban infrastructure charge, Bulk Cement Development Funds payment, Wall Renovation Development Funds, Shelter Replacement fee and other charges, surcharges and fees will be exempted.

Party A shall make best efforts to reduce or exempt power capacity expansion charge, reduce by 50% education surcharge and exempt the landscaping fees.

9. Within 10 working days of the date of this Agreement, Party B shall make an initial payment of RMB 3,000,000 to the Second Pharmacy, and Party A shall, within 20 working days after signing of this Agreement complete the registration procedure for the acquisition of the Second Pharmacy and its reorganization to become a wholly foreign owned enterprise. The balance of the payment in the amount of RMB 11,000,000 shall be payable on or before December 31, 2000. Where Party B has not made the full payment of the purchase price, Party B shall not have the right to make decisions for the Second Pharmacy or make any change in the legal person or the post of the chief financial officers of the Second Pharmacy. If Party B fails to make full payment on or before December 31, 2000, Party B shall be deemed to be in breach of this Agreement, in which case Party A shall have the right to request the registration department to cancel Party B's license, and such documents as the approval certificate for foreign investment enterprise shall become invalid and funds already paid to Party A shall be deemed as loans to be returned to Party B on a date to be decided by the parties.

10. Party B shall, pursuant to the Chinese laws and regulations, enter into employment agreements with employees of the Second Pharmacy, and be responsible for the employee's training. A labour union shall be established.

11. Party B shall follow the Chinese uniform accounting system, the accounting system for enterprises, and relevant financial statements shall be filed with the Financial and Tax Departments of Party A.

12. Without Party A's consent, Party B shall not unilaterally withdraw its investment of RMB 14,000,000 or the working capital from the Second Pharmacy. Any action by Party B to the contrary shall be deemed to be a breach on the part of Party B.

13. All employees of the Second Pharmacy shall take out insurance in accordance with relevant regulations of local labor department. When the Second Pharmacy decides to downsize, the Second Pharmacy shall be responsible for the continued payment of premiums on behalf of the employees laid off in connection with their old age pension, worker's compensation insurance, family planning insurance, health insurance and unemployment insurance until they reach statutory retirement age.

14. Party B shall not, within 8 years from the date of this Agreement, transfer or assign the assets of the Second Pharmacy (including its trademark). Where such transfer or assignment is necessary, Party B should seek Party A's approval. At the same time, Party A shall be allowed to convert such assets, land and any remainder of intangible assets transferred to the Second Pharmacy by Party A into equity of the Second Pharmacy, and will be further allowed to participate in the management of the Second Pharmacy and in the distribution of its dividends.

15. Party B undertakes that, within 3 years from the date of this Agreement, it shall make a further investment in the amount of RMB 14,000,000 to the Second Pharmacy in its fixed assets, technological improvement, research and development, and marketing. Failing such investment, Party B shall not enjoy any favorable policy accorded by the local government.

16. With regard to the new plant area of the Second Pharmacy currently under construction by Tengda Group which is commissioned by Party A, Party A agrees that the construction shall be completed pursuant to the understanding reached by the parties. For any additional expenses incurred in the construction period which exceed the budget estimation, Party B agrees that the Second Pharmacy after the acquisition shall be responsible for such an additional expenses, provided the amounts shall be no more than RMB 400,000.

17. Both parties shall act in good faith and comply with all terms of this Agreement. Should there be a breach, the party in breach shall be responsible for all the loss and damage caused to the other party.

18. The arbitration institution in case of any dispute in connection with this Agreement shall be the Arbitration Commission of China International Trade Promotion Commission. Where the parties are not satisfied with the arbitration decision, the parties agree that the place of further legal proceedings shall be Beijing, China.

19. The parties shall consult with each other in connection with any issues not covered in this Agreement.

20. This Agreement shall be effective once signed by the legal representatives of the parties.

21. The place for the enforcement of this Agreement is JianWu County, JiangSu Province and this Agreement is signed in the City of ShenZhen.

22. This Agreement shall be kept in 6 original copies with each of Party A and Party B keeping 3 copies.

Party A: Seal of The People's Government of JianWu County, JiangSu Province, the People's Republic of China

Legal Representative (signature)

Seal of The Second Pharmacy Factory of Yancheng City

ShenZhen, September 12, 2000

Party B: Seal of T.Z.F. International Herbs Investment Inc.

Legal Representative (signature)

Xin Chen

ShenZhen, September 12, 2000